Power of Attorney

STATE OF MICHIGAN    )
    )  SS
COUNTY OF WAYNE    )

    KNOW ALL BY THESE PRESENT that I, David Ruud, do hereby constitute and appoint Michael J. Solo, Jr., Timothy E. Kraepel, Lisa A. Muschong, and Sarah M. Bello, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

    This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS THEREOF, I have hereto set my hand this 5th day of May, 2020.

    /s/David Ruud_______________________
    David Ruud
    Senior Vice President and Chief Financial Officer

    The foregoing instrument was acknowledged before me this 5th day of May 2020, by David Ruud, as Senior Vice President and Chief Financial Officer, of DTE Energy Company, a Michigan corporation, on behalf of the corporation.

/s/Katie S. Glover
Katie S. Glover
Notary Public, Wayne County, MI
Acting in Wayne County, MI
My Commission Expires:  May 4, 2025